Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Digital Power Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ben-Zion Diamant, Chief Executive Officer and Uri Friedlander, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ben-Zion Diamant
Dated: May 14, 2008	-----------------------------
Ben-Zion Diamant,
Chief Executive Officer
(Principal Executive Officer)

/s/ Uri Friedlander
--------------------------
Uri Friedlander,
Chief Financial Officer
(Principal Financial and Accounting Officer)